UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 24, 2006

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BLACK HILLS CORPORATION

(Exact name of registrant as specified in its charter)

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South Dakota
(State or other jurisdiction of incorporation)
001-31303	46-0458824
(Commission File Number)	(IRS Employer Identification No.)

625 Ninth Street, PO Box 1400 Rapid City, South Dakota (Address of principal executive offices)	57709-1400
(Zip Code)
605.721.1700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Compensation of Non-Employee Directors

On May 24, 2006, the Board of Directors of Black Hills Corporation approved revised compensation arrangements for non-employee directors, increasing the additional annual retainers for the Presiding Director and Audit Committee Chair to $12,000 and $10,000, respectively, effective June 1, 2006. Director compensation is established by the Board of Directors and periodically reviewed. The Board of Directors believes the revised compensation arrangements are commensurate with those of similar companies and better align director and shareholder interests.

Each non-employee director will continue to receive an annual cash retainer of $28,000, payable on a monthly basis and will receive common stock equivalents equal to $28,000 per year. The common stock equivalents are payable in stock or cash at retirement or can be deferred at the election of the Director. The Directors also receive a meeting fee of $1,250 per meeting. All other Committee Chairpersons will continue to receive an additional annual retainer fee of $4,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION

By: /s/ Mark T. Thies
Mark T. Thies
Executive Vice President
and Chief Financial Officer

Date: May 30, 2006

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